Exhibit 99.1

KULR Technology Group Announces Battery Solutions Day Event for September 21, 2021

SAN DIEGO / GLOBENEWSWIRE/ June 23, 2021 / KULR Technology Group Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, today announced the agenda and registration information for the Company’s Inaugural 2021 KULR Battery Solutions Day. The virtual event will be held on Tuesday, September 21, 2021, from 1 p.m. to 2:30 p.m. EDT.

This event is designed to provide a more complete picture of the Company's technology, as well as addressable market opportunities, to both shareholders and customers. KULR plans to announce and exhibit customer demonstrations at the event, in addition to highlighting its suite of products. Over the summer, the Company expects its customers will make their own public announcements of KULR’s products ranging from Energy Storage Solutions to Drone Battery Packs to Battery Recycling. Hence Battery Solutions Day provides the ideal platform to demonstrate the Company’s products along with showcasing its new developments in battery intelligence software and analytics, and new battery design architecture, to the general public. At the end of the Company’s presentation, through an interactive Q&A, participants can engage with a panel of KULR Technology Group executives.

“As product launch announcements continue for the rest of 2021, early Fall will be a great time to geek out with our shareholders on the technology part of our business," said KULR CEO Michael Mo. "KULR's Battery Solutions Day can be a great platform for us to really connect with our core base of shareholders and customers who are enthusiastic about our technologies."

Event: KULR Battery Solutions Day

Date: September 21, 2021

Time: 1:00 p.m. EDT to 2:30 p.m. EDT

Agenda Highlights Include:

•	Battery storage and transportation solutions that meet U.S. Department of Transportation special permit requirements
•	KULR’s Passive Propagation Resistant (PPR) solutions for battery energy storage systems (BESS)
•	Smart and safe battery packs for Drone and other applications
•	Battery intelligence and cell analytics software and services
•	Battery cell design with carbon-fiber technology optimized for fast-charging, light weight, safety and enhanced thermal management

Webcast Details

Those interested in attending KULR’s Battery Solutions Day live, as well as receiving event updates, may subscribe for email notifications at BSD@kulrtechnology.com. A replay of the webcast will also be available in the video section of KULR’s website after its completion. Additional information on KULR’s upcoming Battery Solutions Day agenda is detailed via Water Tower Research’s Fireside Chat with KULR CEO Michael Mo. Transcript and video of the interview is available here.

KULR CEO to Conduct a Reddit “Ask Me Anything” Q&A

Michael Mo will also be available today, June 23, 2021, at 2pm EDT for an “Ask Me Anything” Q&A on Reddit (r/IamA). Please follow the Company on Twitter for up to date information.

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 19, 2021. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

Derek.Newton@KULRTechnology.com

Investor Relations:

KULR Technology Group Inc.

Main: (888) 367-5559

IR@KULRTechnology.com